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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference of our firm and to the use of our reports of Kosmos Energy Ltd. as of December 31, 2009, dated February 3, 2010, and as of December 31, 2010, dated March 21, 2011, in this Form S-1 Registration Statement and the related Prospectus to be filed on or about April 14, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement and the Prospectus to which the Registration Statement is related.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
April 14, 2011

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  Exhibit 23.2